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EXHIBIT 5

TCF FINANCIAL COPORATION
200 Lake Street East
Wayzata, MN 55391

Vice President and
General Counsel for Corporate Affairs

March 18, 2004

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street NW
Washington, DC 20549

  RE:
  TCF Employees Stock Purchase Plan and Supplemental Employees Retirement Plan

Ladies and Gentlemen:

        This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by TCF Financial Corporation (the "Company") covering an additional 1,000,000 shares of common stock par value $.01 (the "Common Stock"), to be allocated to accounts of participants in the TCF Employees Stock Purchase Plan and the Supplemental Employees Retirement Plan (hereinafter jointly referred to as the "Plans"). These shares are in addition to the shares previously registered with the Securities and Exchange Commission for these Plans.

        I am the Vice President/General Counsel for Corporate Affairs for the Company. As such, I have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as I have considered relevant and necessary for the purpose of this opinion. I have participated in the preparation and filing of the Registration Statement. I am familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the Plan as contemplated by the Registration Statement.

        Based on the foregoing, I am of the opinion that: the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; the Company has corporate authority to issue the shares of Common Stock covered by the Registration Statement; the 1,000,000 shares of Common Stock proposed to be allocated to accounts under the Plans described in the Registration Statement will, when issued pursuant to the terms of the Plans, be duly and validly issued, fully paid and non-assessable.

        I hereby consent to the filing of my opinion as Exhibit 5 to the Form S-8 Registration Statement filed by the Company to effect registration of the shares under the Securities Act of 1933 and to the reference to this opinion under the caption "Legal Matters" in the Prospectus comprising a part of such Registration Statement.

Sincerely,
By:	/s/ DIANE O. STOCKMAN

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Opinion of Diane O. Stockman, Vice President/General Counsel for Corporate Affairs of TCF Financial Corporation as to the legality of TCF Common Stock